906 CERTIFICATION

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of The Mexico Fund, Inc. (the “Registrant), hereby certifies, to the best of his knowledge, that the Registrant’s report on Form N-CSR for the period ended April 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1933, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 8, 2004

By*	/s/ José Luis Gómez Pimienta
José Luis Gómez Pimienta President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to The Mexico Fund, Inc. and will be retained by The Mexico Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of The Mexico Fund, Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s report on Form N-CSR for the period ended April 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: July 8, 2004

By*	/s/ Alberto Osorio
Alberto Osorio Treasurer Principal Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to The Mexico Fund, Inc. and will be retained by The Mexico Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

*	Print the name and title of each signing officer under his or her signature.